Exhibit 99.1

September 3, 2019

Seagate Announces Cash Tender Offers for Certain Outstanding Debt Securities

CUPERTINO, CA - September 3, 2019—Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology plc (NASDAQ: STX), today announced the commencement of cash tender offers (each, an “Offer”) for (i) up to an aggregate principal amount of $250,000,000 of its 4.250% Senior Notes due 2022, (ii) up to an aggregate principal amount of $200,000,000 of its 4.750% Senior Notes due 2023, and (iii) up to an aggregate principal amount of $75,000,000 of its 4.750% Senior Notes due 2025 (collectively, the “Notes”). The Offers are being made pursuant to and are subject to the terms and conditions, including a financing condition, set forth in the Offer to Purchase dated September 3, 2019 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”). The purpose of the Offers is to reduce the Company’s refinancing risk by refinancing a portion of the Company’s outstanding Notes with term debt that has a later maturity date. Notes purchased in each Offer will be retired and cancelled. The Company expects to use cash on hand and borrowings under a new term loan pursuant to an amendment to its existing credit agreement that it intends to enter into concurrently with the Offers to effect the purchase of validly tendered Notes pursuant to the Offers.

The following table sets forth certain information regarding the Notes and the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page (1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)
4.250% Senior Notes due 2022	81180WAV3	$750,000,000	$250,000,000	1.500% UST due 8/15/22	FIT1	95	$30.00
4.750% Senior Notes due 2023	81180WAH4	$941,025,000	$200,000,000	1.250% UST due 8/31/24	FIT1	175	$30.00
4.750% Senior Notes due 2025	81180WAL5	$919,992,000	$75,000,000	1.250% UST due 8/31/24	FIT1	225	$30.00

(1)	The applicable page on Bloomberg from which the dealer managers will quote the bid side prices of the applicable U.S. Treasury Security.

Each Offer will expire at 11:59 p.m., New York City time, on September 30, 2019, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on September 16, 2019 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except as required by law.

The consideration paid for Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread plus the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase. Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on September 16, 2019 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable “Total Consideration”, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase pursuant to the Offers (the “Early Tender Premium”). Holders who validly tender their Notes after the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium.

Payments for Notes accepted for purchase will include an amount equal to accrued and unpaid interest thereon from and including their last interest payment date up to, but not including, the applicable settlement date. The settlement date for Notes that are validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be September 18, 2019 (the “Early Settlement Date”). If the principal amount of a series of Notes to be purchased on the Early Settlement Date is less than the applicable Tender Cap, the settlement date for Notes that are validly tendered after the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase is expected to be October 2, 2019, the second business day after the Expiration Date (the “Final Settlement Date”).

Notes of each series validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes of such series validly tendered after the Early Tender Deadline. If an Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes of the applicable series after the Early Tender Deadline will not have any of these Notes accepted for purchase. Notes of any series accepted for payment on any Settlement Date are subject to proration (rounded to avoid the purchase of Notes in a principal amount other than $2,000 or an integral multiple of $1,000 in excess thereof) if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn is greater than the applicable Tender Cap.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in each Offer is subject to the satisfaction or waiver of certain conditions, including a financing condition, as described in the Offer to Purchase. The Company reserves the absolute right, subject to applicable law, to: (i) waive the financing condition or any or all other conditions to the Offers; (ii) extend or terminate each Offer; (iii) increase, decrease or eliminate any or all of the Tender Caps without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect. The Company may amend or modify an Offer, or extend the Early Tender Deadline, Withdrawal Deadline, Price Determination Date, Early Settlement Date, Expiration Date, or Final Settlement Date with respect to an Offer, without amending or modifying or extending such deadline or date with respect to the other Offers.

Information Relating to the Offers

BofA Merrill Lynch and Morgan Stanley are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corp. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corp. at (866) 470-4300 (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Offers should be directed to BofA Merrill Lynch at (980) 387-3907 (collect) or (888) 292-0070 (toll-free) and Morgan Stanley at (212) 761-1057 (collect) or (800) 624-1808 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to buy, or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the cash tender offers for certain outstanding senior notes of the Company and its intention to enter into an amendment to its existing credit facility to provide for a new term loan. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by applicable law.